As filed with the Securities and Exchange Commission on July 29, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Bankwell Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	20-8251355
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
220 Elm Street
New Canaan, Connecticut 06840
(203) 652-0166
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ernest J. Verrico
Executive Vice President and Chief Financial Officer
Bankwell Financial Group, Inc.
220 Elm Street
New Canaan, CT 06840
(203) 652-0166
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William W. Bouton, III, Esq.
Sarah M. Lombard, Esq.
Hinckley, Allen & Snyder LLP
20 Church Street
Hartford, Connecticut 06103
Telephone: (860) 331-2626

Approximate date of commencement of proposed sale to the public: At such time or times on or after the effective date of this Registration Statement as the Registrant shall determine.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be Registered/Proposed Maximum Offering Price/Proposed Maximum Aggregate Offering Price(2)(3)(4)	Amount of Registration Fee
Debt Securities		$
Preferred Stock, no par value per share(5)		$
Depositary Shares(6)		$
Common Stock, no par value per share(7)		$
Stock Purchase Contracts		$
Stock Purchase Units		$
Warrants(8)		$
Units(9)		$
Total	$50,000,000		$5,810

(1)
An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered, reoffered or resold hereunder.

(2)
Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D to Form S-3 under the Securities Act of 1933.

(3)
The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) of the Securities Act.

(4)
Such indeterminate amount or number of shares of common stock, preferred stock, debt securities, depository shares, stock purchase contracts, stock purchase units, units and warrants to purchase any combination of the foregoing securities, as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(5)
Preferred stock may be issued directly or upon conversion, exchange or exercise of debt securities, warrants or units.

(6)
Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(7)
Shares of common stock may be issuable upon conversion of shares of preferred stock registered hereunder. No separate consideration will be received for such shares of common stock.

(8)
Warrants will represent rights to purchase debt securities, preferred stock, depositary shares or common stock registered hereby. Because the warrants will provide a right to purchase only such securities offered hereunder, no additional registration fee is required.

(9)
Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may be or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED July 29, 2015

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Stock Purchase Contracts and Stock Purchase Units
Warrants
Units
We may issue, separately or together, debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units, warrants and units, and we may offer and sell, separately or together, these securities from time to time in one or more offerings.
This prospectus describes the general terms of these securities and the general manner in which these securities may be offered. We will provide the specific terms of any securities offered in a supplement to this prospectus at the time of the offering. The prospectus supplement for each offering of securities will also describe the specific manner in which the securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. Our net proceeds from the sale of these securities will also be set forth in the applicable prospectus supplement.
Our common stock is listed on the NASDAQ Global Market under the symbol “BWFG.”
Investing in these securities involves certain risks. See “Risk Factors” on page 2 of this prospectus and as included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Our principal executive offices are located at 220 Elm Street, New Canaan, Connecticut 06840, and our telephone number at that location is (203) 652-0166.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The offered securities are not savings accounts, deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is _______________, 2015.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of  $50 million of securities as described in this prospectus. We may offer any of the following securities: debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units, warrants and units. We may also offer warrants to purchase debt securities, preferred stock, depositary shares or common stock or units consisting of one or more of the other securities described in this prospectus in any combination.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described in this prospectus under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
The terms ‘‘Bankwell,’’ ‘‘we,’’ ‘‘our,’’ and ‘‘us’’ refer, collectively, to Bankwell Financial Group, Inc., a Connecticut corporation, and its subsidiary, Bankwell Bank.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://investor.mybankwell.com/CorporateProfile.aspx?iid=4143686. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
i

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-36448 unless otherwise noted) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 16, 2015, including portions of our definitive Proxy Statement filed with the SEC on April 22, 2015;

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed with the SEC on May 11, 2015;

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Current Reports on Form 8-K filed on January 20, 2015 (reporting under Items 5.02 and 9.01); January 29, 2015 (reporting under Items 2.02 and 9.01); February 27, 2015 (reporting under Items 5.02 and 9.01); March 3, 2015 (reporting under Item 8.01); April 13, 2015 (reporting under Items 5.02 and 9.01); April 30, 2015 (reporting under Items 2.02 and 9.01); May 27, 2015 (reporting under Item 5.02) and July 27, 2015 (reporting under Items 2.02 and 9.01) (other than any portions of the documents furnished and not filed); and

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Description of our common stock contained in our Registration Statement on Form S-1 originally filed with the SEC on April 4, 2014 (File No. 333-195080), and all amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Bankwell Financial Group, Inc.
220 Elm Street
New Canaan, Connecticut 06840
Telephone: (203) 652-0166
Attn: Executive Vice President, Chief Financial Officer
ii

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. Any statements contained in or incorporated by reference into this prospectus and the information incorporated by reference in this prospectus that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words like “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions, and should be read in conjunction with the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. There are a number of important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include, without limitation, risks that emerge from time to time that are not possible for us to predict. Forward-looking statements speak only as of the date of this prospectus (unless another date is indicated). We disclaim any obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.
iii

BANKWELL FINANCIAL GROUP, INC.
Bankwell Financial Group, Inc. is a bank holding company, headquartered in New Canaan, Connecticut and offers a broad range of financial services through our banking subsidiary, Bankwell Bank, a Connecticut state commercial bank founded in 2002. Our primary market is the greater Fairfield County, Connecticut area, which we serve from our main banking office located in New Canaan, Connecticut and six other branch offices located throughout the Fairfield County area. In addition, two additional branches were added as a result of the merger with Quinnipiac Bank and Trust Company in the fourth quarter of 2014 located in New Haven County, Connecticut. As of June 30, 2015, on a consolidated basis, we had total assets of approximately $1.2 billion, net loans of approximately $1.0 billion, total deposits of approximately $951.6 million, and shareholders’ equity of approximately $133.7 million.
Our common stock is listed on the NASDAQ Global Market under the ticker symbol ‘‘BWFG.’’ Our principal executive offices are located at 220 Elm Street, New Canaan, Connecticut 06840, and our telephone number at this location is (203) 652-0166.
RATIOS OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for the periods indicated.
	Six Months Ended June 30, 2015	Years Ended December 31,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1):
Excluding interest on deposits	8.50	9.37	11.48	2.79	3.74	1.59x
Including interest on deposits	3.04	2.64	3.50	1.55	2.00	1.20x

(1)
For purposes of computing this ratio (i) earnings consist of income before income taxes plus fixed charges, (ii) fixed charges, excluding interest on deposits, include interest expense (other than on deposits), preferred stock dividends and the estimated portion of rental expense attributable to interest, and (iii) fixed charges, including interest on deposits, include all interest expense, preferred stock dividends and the estimated portion of rental expense attributable to interest.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and in the documents incorporated by reference herein before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus, any prospectus supplement and the documents incorporated herein by reference may also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (1) our Annual Report on Form 10-K, (2) our Quarterly Report on Form 10-Q and (3) documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include:
•
refinancing, reducing or repaying debt;

•
repurchasing outstanding common and preferred stock;

•
investments in Bankwell Bank and our other subsidiaries as regulatory capital;

•
financing possible investments or acquisitions;

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expansion of the business;

•
investments at the holding company level;

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working capital; and

•
capital expenditures.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES
Future debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and a trustee to be named therein, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.
Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officer’s certificate or resolution of our board of directors related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. We expect that the senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part.
General
The senior debt securities will constitute our unsecured and unsubordinated obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities — Subordination.”
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
The applicable prospectus supplement will include any additional or different terms of the debt securities being offered, including the following terms:
•
the debt securities’ designation;

•
the aggregate principal amount of the debt securities;

•
the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

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the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

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the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•
the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•
the right, if any, to extend the interest payment periods and the duration of that extension;

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the manner of paying principal and interest and the place or places where principal and interest will be payable;

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provisions for a sinking fund, purchase fund or other analogous fund, if any;

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the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

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the form of the debt securities;

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any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

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the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

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the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

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whether and upon what terms the debt securities may be defeased;

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any events of default or covenants in addition to or in lieu of those set forth in the indenture;

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provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

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any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium or discount, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
Covenants.   Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets.   Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
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the successor entity, if any, is a U.S. corporation (subject to certain exceptions provided for in the senior indenture);

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the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

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immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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certain other conditions are met.

No Protection in the Event of a Change in Control.   Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default.   An event of default for any series of senior debt securities is defined under the senior indenture as being:
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our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and if specified for such series, the continuance of such failure for a specified period);

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our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

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our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

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certain events of bankruptcy or insolvency, whether or not voluntary; and

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any other event of default provided for in such series of senior debt securities.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs with respect to us and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class (or, of all the senior debt securities, as the case may be, voting as a single class). Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
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the holder gives the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

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the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.
Satisfaction and Discharge.   We can satisfy and discharge our obligations to holders of any series of debt securities if:
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we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

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all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance.   Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance.   We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
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We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

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We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we ever did accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
Covenant Defeasance.   Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
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We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver.   We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:
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to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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to evidence the succession of a corporation to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture;

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to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or a prospectus supplement;

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to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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to provide for or add guarantors with respect to the senior debt securities of any series;

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to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

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to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
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extends the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

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reduces the principal amount of, or interest on, any senior debt securities of such series;

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changes the place or currency of payment of principal of, or interest on, any senior debt securities of such series;

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reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

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changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

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reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

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waives a default in the payment of principal of or interest on the senior debt securities;

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adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

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modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
No Personal Liability of Incorporators, Shareholders, Officers, Directors.   The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee.   The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds.   All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law.   The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination.   The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
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all of the indebtedness of that person for money borrowed;

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all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

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all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF COMMON STOCK
General
The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our certificate of incorporation and bylaws.
Under our certificate of incorporation, we have authority to issue 10,000,000 shares of common stock, no par value per share. As of June 30, 2015, 7,240,704 shares of common stock were issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Thus, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.
We have reserved an additional 304,640 shares of our common stock for issuance upon exercise of existing warrants. We have also reserved 984,568 shares of our common stock for issuance in connection with stock awards granted under our stock incentive plans, 517,531 of which have been issued, 185,498 option shares were outstanding and 467,037 shares were available for issuance as of June 30, 2015.
Voting
Each holder of our common stock is entitled to one vote for each share on all matters submitted to the shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulative voting in the election of directors.
Dividends and other distributions
Subject to certain regulatory restrictions discussed in this prospectus and to the rights of holders of any preferred stock that we may issue, holders of common stock are entitled to receive dividends from legally available funds, when, as and if declared by our board of directors. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and liabilities (including all deposits in the Bank and interest accrued thereon) and any liquidation preference owed to any holders of then-outstanding preferred stock are paid. Holders of our Series C preferred stock have rights that are senior to our common stock. We must make payments on our Series C preferred stock before any dividends can be paid to our common stock. See “Description of Our Preferred Stock — Series C Preferred Stock —  Dividends.”
Preemptive Rights
The terms of our common stock do not entitle our shareholders to preemptive rights with respect to any shares of capital stock which may be issued. However, the Company entered into a securities purchase agreement with an institutional investor in connection with its purchase of 370,000 shares of our common stock on September 30, 2013. The securities purchase agreement provides, among other things, that this investor shall have a preemptive right to maintain its percentage ownership of the Company’s issued and outstanding stock with respect to public or private offerings of our common stock for a three year period expiring September 30, 2016.
Transfer Agent and Registrar
The transfer agent for our common stock is Computershare.
Anti-Takeover Effect of Governing Documents and Applicable Law
Provisions of Governing Documents.   Certain provisions of our certificate of incorporation and bylaws highlighted below may have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management. Among other things, our certificate of incorporation and bylaws:
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restrict the exercise of voting rights by “interested shareholders,” as described below, for the amendment of certain provisions of our certificate of incorporation and by-laws;

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prohibit shareholder action by written consent in lieu of a meeting;

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prohibit business combinations with an “interested shareholder,” as described below, for five years following an acquisition of shares by such “interested shareholder,” unless approved by our board of directors;

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enable our board of directors to issue “blank check” preferred stock up to the authorized amount, with such preferences, limitations and relative rights, including voting rights, as may be determined from time to time by our board of directors;

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prohibit the acquisition of 10% or more of our outstanding voting stock unless approved by at least 2/3 of our directors then in office;

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prohibit any person from making an offer to acquire 10% or more of our outstanding voting stock without prior notice to our board, and in case the board has disapproved such offer within 15 days following such notice;

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allow our board of directors, when considering any tender or exchange offer for our stock, or proposal to merge, to take into account factors other than the interests of our shareholders, such as long-term and short-term interests of the corporation, and the interests of our employees, customers, creditors, suppliers, and our surrounding community;

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provide for the limitation of liability and indemnification of our officers and directors;

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require a 60% vote of our shareholders to repeal the sections of our certificate of incorporation addressing limitation of liability and indemnification of our officers and directors;

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prohibit the removal of directors other than for cause, or by a vote of at least 2/3 of our directors then in office, or by an affirmative vote of at least 80% of the voting power of our outstanding voting stock;

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enable our board of directors to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors present at the meeting;

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provide that only our Chairman, our President or a majority of our board of directors have the ability to call a special meeting of our shareholders;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of our board of directors.

The amendment of certain provisions of our certificate of incorporation, including, without limitation, provisions governing certain business combinations, special meetings of shareholders, director liability, removal of directors, nominations for directors, action by shareholders, approval for certain acquisitions and offers to acquire voting stock and consideration for merger consolidation or other offers must be approved by the affirmative vote of the holders of not less than sixty percent (60%) of the issued and outstanding shares of our capital stock entitled to vote thereon. In case we have an “interested shareholder,” the affirmative vote of not less than sixty percent (60%) of the issued and outstanding shares of our capital stock entitled to vote thereon other than shares held by the “interested shareholder” is required. An “interested shareholder” is defined in our certificate of incorporation as any person who beneficially owns ten percent or more of the voting power of our outstanding voting stock, or who is an affiliate or associate of ours (as defined under Connecticut corporate law) and has beneficially owned ten percent or more of the voting power of our outstanding voting stock at any time within the five years immediately preceding such vote, or any successor or transferee of such shares held by an “interested shareholder” at any time within such five-year period.
Our bylaws may be altered, amended, added to or repealed either by the affirmative vote of the holders of a majority of stock entitled to vote thereon or by the affirmative vote of a majority of our board of directors. However, the affirmative vote of sixty percent (60%) of the issued and outstanding shares entitled to vote thereon is required (i) by the terms of our bylaws, to amend certain bylaw provisions, including those dealing with shareholders’ meetings (including annual meetings), shareholder nomination of director candidates, removal of directors and filling of vacancies on our board of directors; and (ii) by the terms of our certificate of incorporation, for any shareholder action effecting an amendment or repeal of or an adoption of a provision inconsistent with our Bylaws. In all such cases, if there is an “interested shareholder,” as described above, the sixty percent (60%) vote must include the affirmative vote of the issued and outstanding shares entitled to vote thereon held by shareholders other than the interested shareholder.
Provisions of Applicable Law.   The corporate laws and regulations applicable to us enable our board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of our common stock or preferred stock. The ability of our board of directors to issue authorized but unissued shares of our common stock or preferred stock at its sole discretion may enable our board of directors to sell shares to individuals or groups who the board of directors perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization. In addition, the ability of our board of directors to issue authorized but unissued shares of our capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.
Although our bylaws do not give our board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.
Under Connecticut banking law, no person may acquire beneficial ownership of ten percent or more of any class of voting securities of a Connecticut chartered bank, or any bank holding company of such a bank, without prior notification of, and lack of disapproval by the Connecticut Department of Banking. The Connecticut Department of Banking will disapprove the acquisition if the bank has been in existence for less than five years, or if a holding company, if the subsidiary banks of which have been in existence for less than five years, unless the Connecticut Department of Banking waives this five year restriction, or if the acquisition would result in the acquirer controlling 30% or more of the total amount of deposits in insured depository institutions in Connecticut. Similar restrictions apply to any person who holds ten percent or more of any such class and desires to increase its holdings to 25% or more of such class.
The prior approval of the Federal Reserve Board under the Change in Bank Control Act of 1978 is required before any person could acquire “control” of the Company. “Control” is presumed to exist where the acquiring party will have voting control of at least ten percent of our common stock and if  (1) we have a class of voting securities registered under Section 12 of the 1934 Act or (2) the acquiring party would be the largest holder of a class of voting securities of the Company immediately after the transaction.
The prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956 is required before any bank holding company could acquire five percent or more of our common stock and before any other company could acquire “control” of us. Under Federal Reserve Board policy, an investor can own less than 25% of our outstanding voting shares and obtain a board seat on our board of directors without being deemed to have acquired “control” of us. In addition, an investor can own up to 33% of our total equity (as opposed to less than 25%) without being deemed to have acquired “control,” provided that the investment does not include ownership of 15% or more of any class of voting securities.

DESCRIPTION OF PREFERRED STOCK
The following summary contains a description of the general terms and provisions of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our certificate of incorporation, as amended, and by-laws, and the certificate of amendment which will be filed with the SEC in connection with the offering of a particular series of preferred stock.
General
Our certificate of incorporation, as amended, permits us to issue one or more series of preferred stock and authorize our board of directors to designate the preferences, limitations and relative rights of any such series of preferred stock, in each case, without any further action by our shareholders. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Preferred stock may have voting rights, subject to applicable law and determination at issuance of our board of directors. While the terms of preferred stock may vary from series to series, holders of our common stock should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation.
Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our common stock; by diluting the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance.
As of the date of this prospectus, one series of preferred stock is authorized, issued and outstanding. We issued 10,980 shares of our Series C preferred stock in connection with our participation in the Department of the Treasury’s Small Business Lending Fund program. Our Series A preferred stock and Series B preferred stock have been redeemed and cancelled.
Series C Preferred Stock
Voting Rights.   The holders of the Series C preferred stock do not have voting rights other than with respect to certain matters relating to the rights of holders of Series C preferred stock, on certain corporate transactions and, if applicable, the election of additional directors described below.
In addition to any other vote or consent required by law or by our certificate of incorporation, the written consent of the Treasury, if the Treasury holds any shares of Series C preferred stock, or the holders of a majority of the outstanding shares of Series C preferred stock, voting as a single class, if the Treasury does not hold any shares of Series C preferred stock, is required to:
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amend our certificate of incorporation or the Certificate of Designation for the Series C preferred stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series C preferred stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up by or of us;

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amend our certificate of incorporation or the Certificate of Designation for the Series C preferred stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series C preferred stock;

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consummate a binding share exchange or reclassification involving the Series C preferred stock or a merger or consolidation with another entity, unless (1) the shares of Series C preferred stock remain outstanding or, in the case of a merger or consolidation in which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (2) the shares of Series C preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series C preferred stock immediately prior to consummation of the transaction, taken as a whole;
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sell all, substantially all or any material portion of, our assets, if the Series C preferred stock will not be redeemed in full contemporaneously with the consummation of such sale; or

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consummate a Holding Company Transaction (as defined below), unless as a result of the Holding Company Transaction each share of Series C preferred stock will be converted into or exchanged for one share with an equal liquidation preference of preference securities of us or the acquirer, or the Holding Company preferred stock. Any such Holding Company preferred stock must entitle its holders to dividends from the date of issuance of such stock on terms that are equivalent to the terms of the Series C preferred stock, and must have such other rights, preferences, privileges and voting powers, and limitations and restrictions that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series C preferred stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series C preferred stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative, and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series C preferred stock and will not require the vote or consent of the holders of the Series C preferred stock.
A “Holding Company Transaction” means the occurrence of  (a) any transaction that results in a person or group (1) becoming the direct or indirect ultimate beneficial owner of our common equity representing more than 50% of the voting power of the outstanding shares of our common stock or (2) being otherwise required to consolidate for GAAP purposes, or (b) any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; provided that, in the case of either clause (a) or (b), we or the acquiror is or becomes a bank holding company or savings and loan holding company.
To the extent holders of the Series C preferred stock are entitled to vote, holders of shares of the Series C preferred stock will be entitled to one for each share then held.
The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series C preferred stock would otherwise be required, all outstanding shares of the Series C preferred stock have been redeemed by us or called for redemption upon proper notice and sufficient funds have been deposited by us in trust for the redemption.
Dividends.   The Series C preferred stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1. The dividend rate is fixed at 1%. After four and one half years from issuance, the dividend rate will increase to 9%.
Dividends on the Series C preferred stock are non-cumulative. If for any reason our board of directors does not declare a dividend on the Series C preferred stock for a particular dividend period, then the holders of the Series C preferred stock will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period. We must, however, within five calendar days, deliver to the holders of the Series C preferred stock a written notice executed by our Chief Executive Officer and Chief Financial Officer stating our board of directors’ rationale for not declaring dividends. Our failure to pay a dividend on the Series C preferred stock also will restrict our ability to pay dividends on and repurchase other classes and series of our capital stock, including our common stock.
When dividends have not been declared and paid in full on the Series C preferred stock for an aggregate of four or more dividend periods, and during that time we were not subject to a regulatory determination that prohibits the declaration and payment of dividends, we must, within five calendar days of each missed payment, deliver to the holders of the Series C preferred stock a certificate executed by at least a majority of the members of our board of directors stating that it used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the directors’ fiduciary obligations. In addition, (i) our failure to pay dividends on the Series C preferred stock for five or more dividend periods, whether consecutive or not, will give the holders of the Series C preferred stock the right to appoint a non-voting observer on our board of directors, and (ii) our failure to pay dividends on the Series C preferred stock for six or more dividend periods, whether consecutive or not, and if the aggregate liquidation preference of the Series C preferred shares then outstanding is of  $25,000,000 or more, will give the holders of the Series C preferred stock the right to elect two directors. However, given that the liquidation preference for the Series C preferred stock is less than $25,000,000, it is unlikely that the foregoing provisions described in the last sentence would be applicable.
No Sinking Fund.   The Series C preferred stock is not subject to any sinking fund.
Priority of Dividends.   So long as any share of the Series C preferred stock remains outstanding, we may declare and pay dividends on our common stock only if full dividends on all outstanding shares of Series C preferred stock for the most recently completed dividend period have been or are contemporaneously declared and paid. If a dividend is not declared and paid in full on the Series C preferred stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, no dividend or distribution may be declared or paid on our common stock.
Restrictions on Repurchases.   So long as any share of the Series C preferred stock remains outstanding, we may repurchase or redeem shares of our common stock, only if dividends on all outstanding shares of Series C preferred stock for the most recently completed dividend period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for payment has been set aside for the benefit of the holders of the Series C preferred stock as of the applicable record date). If a dividend is not declared and paid in full on the Series C preferred stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, no redemptions or repurchases of our common stock may be carried out, except in certain limited cases.
Liquidation Rights.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the Series C preferred stock will be entitled to receive for each share of Series C preferred stock, out of our assets proceeds available for distribution to our shareholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock payment of an amount equal to the sum of  (1) the $1,000 liquidation preference amount per share and (2) the amount of any accrued and unpaid dividends on the Series C preferred stock.
For purposes of the liquidation rights of the Series C preferred stock, neither a merger nor consolidation of us with another entity nor a sale, lease or exchange of all or substantially all of our assets will constitute a liquidation, dissolution or winding up of our affairs.
Redemption and Repurchases.   The Series C preferred stock may be redeemed at any time at our option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, regardless of whether such dividends have been declared for that period, all subject to the approval of the federal banking regulator.
To exercise the optional redemption right, we must give notice of the redemption to the holders of record of the Series C preferred stock, not less than 30 days and not more than 60 days before the date of redemption. In the case of a partial redemption of the Series C preferred stock, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors or a committee of the board of directors determines to be fair and equitable, provided that shares representing at least 25% of the aggregate liquidation amount of the Series C preferred stock are redeemed.
Shares of Series C preferred stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series C preferred stock.

Conversion.   Holders of the Series C preferred stock have no right to exchange or convert their shares into any other securities.
Registration Rights.   As part of the terms of our participation in the Treasury’s Small Business Lending Fund Program, or SBLF, we agreed to provide the holders of our Series C preferred stock with the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The Treasury exercised its piggyback registration rights in connection with our initial public offering.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a depositary agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the depositary agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the depositary agreement, our certificate of incorporation and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Conversion and Exchange
Depositary shares will not themselves be convertible into common stock or any other securities or property of Bankwell. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other securities, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. The terms and conditions for the treatment of fractional shares of common stock upon conversion will be set forth in the applicable prospectus supplement relating thereto.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of Bankwell, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges as are expressly provided in the depositary agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The depositary agreement may be terminated by the depositary or us only if:
•
all outstanding depositary shares have been redeemed; or

•
there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of one or more stock purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts.
The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another stock purchase contract.
The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•
the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•
any applicable material U.S. federal income tax consequences;

•
the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•
the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•
the designation and terms of the equity securities purchasable upon exercise of the warrants;

•
the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•
if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•
the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
the antidilution provisions of the warrants, if any;

•
any redemption or call provisions;

•
whether the warrants are to be sold separately or with other securities as parts of units; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In connection with previous offerings, we issued 945,789 units to subscribers. Each unit issued in these previous offerings represented one share of common stock and one non-transferable warrant. Each warrant allows a holder to purchase 0.3221 shares of common stock at an exercise price of  $14.00 per share. The exercise period for the warrants is from October 1, 2015 through December 1, 2015. None of the warrants may be exercised prior to October 1, 2015. The Company intends to file a prospectus supplement in connection with these securities.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•
the terms of the unit agreement governing the units; and

•
whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES
Each debt security, depositary share, stock purchase contract, stock purchase unit, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, stock purchase contracts, stock purchase units, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the registered debt securities, depositary shares, stock purchase contracts, stock purchase units, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, depositary agreement, stock purchase contract, warrant agreement, stock purchase unit agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, depositary agreement, stock purchase contract, stock purchase unit agreement, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary agreement, stock purchase contract, stock purchase unit agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary agreement, stock purchase contract, stock purchase unit agreement, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements, stock purchase units or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Bankwell, the trustees, any warrant agent, unit agent or any other agent of Bankwell, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
•
through underwriters;

•
through dealers;

•
through agents;

•
directly to purchasers; or

•
through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•
at a fixed price, or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•
the name of the agent or any underwriters;

•
the public offering or purchase price;

•
any discounts and commissions to be allowed or paid to the agent or underwriters;

•
all other items constituting underwriting compensation;

•
any discounts and commissions to be allowed or paid to dealers; and

•
any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the material terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer manager to manage a subscription rights offering.
To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.
Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in these activities and may end any of these activities at any time.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NASDAQ Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Hinckley, Allen & Snyder LLP, Hartford, Connecticut.
EXPERTS
Whittlesey & Hadley, P.C., independent registered public accounting firm, has audited the consolidated financial statements of Bankwell Financial Group, Inc. included in its Annual Report on Form 10-K as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and registration statement. Bankwell Financial Group Inc.’s financial statements as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 are incorporated by reference in reliance on Whittlesey & Hadley, P.C. reports, given on their authority as experts in accounting and auditing.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Stock Purchase Contracts and Stock Purchase Units
Warrants
Units

PROSPECTUS

_________ ___, 2015

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.
SEC registration fee	$5,810(1)
Printing and engraving	$(2)
Accounting services	$(2)
Legal fees of registrant’s counsel	$(2)
Listing fees	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)
An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) of the Securities Act.

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Section 33-779 of the Connecticut General Statutes, or CGS, provides that a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Section 33-770 to 33-778, inclusive of the CGS.
Pursuant to Section 33-771 to Section 33-776, a corporation may indemnify a director, officer, employee, or agent who is a party to a proceeding against liability incurred in connection with the proceeding if the individual meets a certain standard of conduct. The corporation may indemnify the individual if: (1)(A) the director conducted himself in good faith; (B) the individual reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, the individual had no reasonable cause to believe his conduct was unlawful; or (2) the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by Section 33-636(b)(5). Under Section 33-775, the determination of and the authorization for indemnification are made by the (a) board of directors; (b) special legal counsel; (c) shareholders; or (d) in the case of indemnification of an officer, agent or employee of the corporation, by the general counsel of the corporation or such other officer(s) as the board of directors may specify.
Where a director, officer, employee, or agent of the corporation has been wholly successful on the merits, Section 33-772 with Section 33-776 provides that a corporation shall indemnify the individual against reasonable expenses incurred by the individual in connection with a proceeding to which the individual was a party.
Pursuant to Section 33-771(d), in the case of a proceeding by or in the right of the corporation or with respect to conduct for which the director, officer, agent or employee was adjudged liable on the basis that he received a financial benefit to which he was not entitled, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was a named party.

Section 33-773 permits a corporation to pay expenses incurred by the indemnified party in defending an action, suit or proceeding in advance of final disposition if approved by the board of directors or shareholders and accompanied by (1) a signed written affirmation that the director in good faith believes he complied with the standard of conduct in 33-771(a) and (2) an undertaking by the indemnified party to repay such amounts if it later determined that he is not entitled to indemnification. Also, Section 33-774 requires the company to indemnify the director or advance expenses if ordered by the court. Section 33-777 also authorizes Connecticut corporation to buy liability insurance on behalf of any director, officer, agent or employee.
Section 33-778 permits a corporation by a provision in its certificate of incorporation or bylaws or in a resolution adopted by its shareholder or directors to obligate itself to provide indemnification in accordance with these provisions or advance funds to pay or reimburse expenses.
Consistent with the laws of the State of Connecticut, Article VI of our bylaws incorporates Section 33-770 to 33-778 of the CGS by reference and provides that we shall indemnify the directors, officers, employees and agents of the Company to the maximum extent permitted and/or required by the Certificate of Incorporation or applicable law. The indemnification payments shall not exceed the amount permissible under applicable state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulation issued thereunder by the Federal Deposit Insurance Corporation.
In addition, Article IX of our Certificate of Incorporation provides that a director’s personal liability to the Company for monetary damages for a breach of duty is limited to the amount of the compensation received by the director for serving the Company during the year of the violation if the breach did not (1) involve a knowing and culpable violation of law by the director, (2) enable the director or an associate, as defined in subdivision (3) of Section 33-843 or any similar successor provision of the Connecticut General Statutes to receive an improper personal economic gain, (3) show a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Company, (4) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Company, or (5) create liability under Section 33-757 as amended, or Section 36a-58 of the Connecticut General Statutes. This provision shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof.
We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against certain expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith. The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our governing documents, agreement, vote of shareholders or disinterested directors or otherwise.
Item 16.   Exhibits.
The exhibits to this Registration Statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated herein by reference.
Item 17.   Undertakings.
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)
any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)
any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(c)
the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(d)
any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That, for purposes of determining any liability under the Securities Act of 1933:

(a)
the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

(b)
each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Canaan, State of Connecticut, on July 29, 2015.
BANKWELL FINANCIAL GROUP INC.
By:	/s/ Ernest J. Verrico Name: Ernest J. Verrico Title: Executive Vice President and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Bankwell Financial Group, Inc. hereby severally constitute and appoint Christopher R. Gruseke and Ernest J. Verrico, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Bankwell Financial Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments (including post-effective amendments) thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christopher R. Gruseke Christopher R. Gruseke	President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2015
/s/ Ernest J. Verrico Ernest J. Verrico	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2015
/s/ Frederick R. Afragola Frederick R. Afragola	Director	July 29, 2015
/s/ George P. Bauer George P. Bauer	Director	July 29, 2015
/s/ Michael J. Brandt Michael J. Brandt	Director	July 29, 2015
/s/ Richard Castiglioni Richard Castiglioni	Director	July 29, 2015
/s/ Eric J. Dale Eric J. Dale	Director	July 29, 2015
/s/ James A. Fieber James A. Fieber	Director	July 29, 2015
/s/ William J. Fitzpatrick, III William J. Fitzpatrick, III	Director	July 29, 2015
/s/ Daniel S. Jones Daniel S. Jones	Director	July 29, 2015
/s/ Todd Lampert Todd Lampert	Director	July 29, 2015
/s/ Victor S. Liss Victor S. Liss	Director	July 29, 2015
/s/ Raymond W. Palumbo Raymond W. Palumbo	Director	July 29, 2015
/s/ Blake S. Drexler Blake S. Drexler	Chairman of the Board	July 29, 2015

EXHIBIT INDEX
Number	Description
Exhibit 1*	Form of Underwriting Agreement
Exhibit 3.1	Certificate of Incorporation of the Registrant, as amended to date(1)
Exhibit 3.2	Amended and Restated Bylaws of the Registrant(1)
Exhibit 3.3*	Form of Certificate of Amendment Containing Preferred Stock Terms
Exhibit 4.1	Form of Senior Indenture
Exhibit 4.2	Form of Subordinated Indenture
Exhibit 4.3	Form of Senior Note
Exhibit 4.4	Form of Subordinated Note
Exhibit 4.5*	Form of Depositary Agreement (including form of depositary receipt)
Exhibit 4.6*	Form of Warrant Agreement (including form of warrant)
Exhibit 4.7*	Form of Stock Purchase Contract Agreement (including form of related security certificate)
Exhibit 4.8*	Form of Stock Purchase Unit Agreement
Exhibit 4.9*	Form of Unit Agreement (including form of unit certificate)
Exhibit 5	Opinion of Hinckley, Allen & Snyder LLP
Exhibit 12.1	Computation of Ratio of Earnings to Fixed Charges
Exhibit 23.1	Consent of Hinckley, Allen & Snyder LLP (included in Exhibit 5)
Exhibit 23.2	Consent of Whittlesey & Hadley, P.C.(with respect to the Registrant)
Exhibit 24	Powers of Attorney (included in the signature pages to the Registration Statement)
Exhibit 25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture
Exhibit 25.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

*
To be filed by amendment to the Registration Statement or by a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K prior to the issuance of the applicable securities.

(1)
Incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on April 4, 2014.